EXHIBIT 10(c)

AMENDED AND RESTATED
AIRCRAFT TIME SHARING AGREEMENT

This AMENDED AND RESTATED AIRCRAFT TIME SHARING AGREEMENT (the “Agreement”) is dated October 1, 2019 (the “Effective Date”) by and between THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (the “Company”), and JOHN G. MORIKIS, an individual (the “Executive”).
W I T N E S E T H:
WHEREAS, the Company leases certain aircraft identified in Exhibit A (individually and collectively as the context requires, the “Aircraft”) and operates the Aircraft for business use in accordance with the FAR (as hereinafter defined) and the Company’s policies regarding use of the Aircraft;
WHEREAS, in order to provide for the safety and security of the Executive in his capacity as the Company’s Chief Executive Officer and to maximize the Executive’s ability to carry out his responsibilities to the Company, the Company has determined it is appropriate for the Company to make the Aircraft available to the Executive for personal use, subject to the terms and conditions set forth in this Agreement;
WHEREAS, the Executive desires to lease each Aircraft from time to time, with a flight crew, on a non-exclusive basis, from the Company on a time sharing basis as defined in Section 91.501(c)(1) of the FAR;
WHEREAS, the Company is willing to lease each Aircraft from time to time, with a flight crew, on a non-exclusive basis, to the Executive on a time sharing basis; and
WHEREAS, during the Term (as hereinafter defined) of this Agreement, each Aircraft will be subject to use by the Company and may be subject to use by one or more other third parties.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. The following terms shall have the following meanings for all purposes of this Agreement:
“Aircraft” means, individually and collectively as the context requires, each of the Aircraft identified in Exhibit A.
“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.
“FAA” means the Federal Aviation Administration or any successor agency.
“FAR” means collectively the Aeronautics Regulations of the FAA and the United States Department of Transportation, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.
“Operational Control” has the same meaning given the term in Section 1.1 of the FAR.
“Pilot in Command” has the same meaning given the term in Section 1.1 of the FAR.
“Taxes” means commercial air transportation excise taxes pursuant to Section 4261 of the Internal Revenue Code of 1986, as amended, regardless of whether any flight is considered “noncommercial” under the FAR.
“Term” means the entire period from the Effective Date to the date this Agreement is terminated pursuant to Section 3.

2.	Agreement to Lease.
2.1    Lease. The Company agrees to lease each Aircraft to the Executive from time to time on an “as needed and as available” basis, and to provide a fully qualified flight crew for all of the Executive’s flight operations, in accordance with the terms and conditions of this Agreement.
2.2    Automatic Removal of Aircraft. In the event that the Company sells any individual Aircraft listed on Exhibit A, such Aircraft shall, upon the transfer of title to such Aircraft, be deemed immediately removed from the applicability of this Agreement regardless of whether such Aircraft is specifically removed from Exhibit A.
3.Term.
3.1    Initial Term. The initial term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year.
3.2    Renewal. At the end of the initial one (1) year term or any subsequent one (1) year term, this Agreement shall automatically be renewed for an additional one (1) year term.
3.3    Termination.
3.3.1    Each party shall have the right to terminate this Agreement at any time with or without cause on ten (10) days’ written notice to the other party.
3.3.2    In the event that the Executive no longer serves as Chief Executive Officer of the Company, the Company shall have the right to terminate this Agreement immediately upon delivery of a written notice of termination to the Executive.

4.Applicable Regulations. The parties hereto intend this Agreement to constitute, and this Agreement shall be interpreted as, a Time Sharing Agreement as defined in Section 91.501(c)(1) of the FAR. The parties agree that for all flights under this Agreement, the Aircraft used for the flight shall be operated under the pertinent provisions of Subpart F of Part 91 of the FAR. If any provision of this Agreement is determined to be inconsistent with any of the requirements of the provisions of Subpart F of Part 91 of the FAR, such provision shall be deemed amended in any respect necessary to bring it into compliance with such requirements.

5.Charges. For any flight conducted under this Agreement (including any deadhead flights required for repositioning), the Executive shall pay the Company an amount determined by the Company, not to exceed the expenses of operating such flight that may be charged pursuant to Section 91.501(d) of the FAR, which expenses include and are limited to:

5.1    fuel, oil, lubricants, and other additives;

5.2    travel expenses of the crew, including food, lodging, and ground transportation;

5.3    hangar and tie-down costs away from the Aircraft’s base of operation;

5.4    insurance obtained for the specific flight;

5.5    landing fees, airport taxes, and similar assessments;

5.6    customs, foreign permit, and similar fees directly related to the flight;

5.7    in flight food and beverages;

5.8    passenger ground transportation;

5.9    flight planning and weather contract services; and

5.10    an additional charge equal to 100% of the expenses listed in Section 5.1.

6.Invoices and Payment. The Company shall provide a quarterly invoice to the Executive in an amount determined by the Company in accordance with Section 5 above. The Executive shall remit the full amount of any such invoice, together with any applicable Taxes under Section 7, to the Company within thirty (30) days after receipt of the invoice.

7.Taxes. The Executive shall be responsible for all Taxes which may be assessed or levied as a result of the lease of the Aircraft to the Executive, or the use of the Aircraft by the Executive, or the provision of a taxable transportation service to the Executive using the Aircraft. The Executive shall remit to the Company all such Taxes together with each payment made pursuant to Section 6.

8.Scheduling Flights.

8.1    Flight Requests. The Executive shall submit requests for flight time and proposed flight schedules to the Company as far in advance of any given flight as practical. The Executive shall provide at least the following information for each proposed flight prior to the scheduled departure:

(a)departure airport;
(b)destination airport;
(c)date and time of flight;
(d)the names of all passengers;
(e)purpose of the flight for each passenger;
(f)the nature and extent of any unusual luggage and/or cargo to be carried;
(g)the date and time of return flight, if any; and
(h)any other information concerning the proposed flight that may be pertinent or required by the Company, the flight crew or governmental authorities.
8.2    Approval of Flight Requests. The Company may approve or deny any flight scheduling request in its sole discretion. The Company shall be under no obligation to approve any flight request submitted by the Executive and shall have final authority over the scheduling of all Aircraft.

8.3    Subordinated Use of Aircraft. The Executive’s rights to schedule use of the Aircraft during the Term of this Agreement shall at all times be subordinate to the Aircraft use requirements of the Company. The Company shall at all times be entitled to preempt any scheduled, unscheduled, or anticipated use of any Aircraft by the Executive, notwithstanding any prior approval by the Company.

9.Aircraft Maintenance and Flight Crew. The Company shall be solely responsible for maintenance, preventive maintenance and required or otherwise necessary inspections of each Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such maintenance or inspection can be safely conducted at a later time in compliance with all Applicable Laws and regulations, and within the sound discretion of the Pilot in Command.

10.Flight Crews. The Company shall provide a qualified flight crew for each flight conducted in accordance with this Agreement. The members of the flight crew may be either employees or independent contractors of the Company. In either event, the flight crew shall be and remain under the exclusive command and control of the Company in all phases of all flights conducted under this Agreement.

11.Operational Control. THE PARTIES EXPRESSLY AGREE THAT THE COMPANY SHALL HAVE AND MAINTAIN OPERATIONAL CONTROL OF ALL AIRCRAFT FOR ALL FLIGHTS OPERATED UNDER THIS AGREEMENT. The Company shall exercise exclusive authority over initiating, conducting, or terminating any flight conducted on behalf of the Executive pursuant to this Agreement.

12.Authority of Pilot In Command. Notwithstanding that the Company shall have Operational Control of the Aircraft during any flight conducted pursuant to this Agreement, the Company and the Executive expressly agree that the Pilot in Command, in his or her sole discretion, may terminate any flight, refuse to commence any flight, or take any other flight-related action which in the judgment of the Pilot in Command is necessary to ensure the safety of the Aircraft, the flight crew, the passengers, and persons and property on the ground. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight. No such action of the Pilot in Command shall create or support any liability of the Company to the Executive for loss, injury, damage or delay.

13.Insurance.

13.1    Liability. In connection with any use of the Aircraft, for the benefit of the Company and the Executive, the Company shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in an amount customary in the industry for similar aircraft and operations. Such policy shall be an occurrence policy naming the Company as Named Insured, and the Executive as an Additional Insured.

13.2     Hull. The Company shall maintain, or cause to be maintained, all risks aircraft hull insurance for each Aircraft in amounts determined from time to time by agreement of Company and the provider of the insurance.

13.3    Additional Insurance. The Company shall use reasonable efforts to provide such additional insurance coverage as the Executive may request or require; provided, however, that the cost of such additional insurance shall be borne by the Executive as set forth in Section 5.4 of this Agreement.

13.4    Insurance Certificates. The Company will provide a copy of its Certificate of Insurance to the Executive from time to time as requested by the Executive.

14.Representations and Warranties. The Executive represents and warrants that:

14.1    The Executive will use the Aircraft solely for his own use and the use of his family and guests, and the Executive will not use any Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire.

14.2    The Executive shall not incur any mechanic’s or other lien on the Aircraft. The Executive shall not attempt to convey, mortgage, assign, lease, sublease, or in any way alienate any Aircraft.

14.3    During the Term of this Agreement, the Executive will abide by and conform to all Applicable Laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of any Aircraft under a time sharing agreement.

15.No Assignments. Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives and successors.

16.Administration and Amendment Modification. This Agreement may not be modified, altered, or amended except by written agreement executed by both parties; provided, however, that the Executive hereby acknowledges and agrees that the Company may amend Exhibit A to add or remove Aircraft without his consent or written agreement.

17.Headings. The section headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

18.Notices. All notices and communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail or facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to Company:        The Sherwin-Williams Company
101 West Prospect Avenue
Cleveland, Ohio 44115
Attention: Mary L. Garceau, Senior Vice President, General                 Counsel and Secretary
E-Mail: mary.l.garceau@sherwin.com

If to Executive:        at his home address listed in the records of the Company.

19.Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without regard to its choice of law principles.

20.Limitation of Liability. NEITHER THE COMPANY (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED UNDER THIS AGREEMENT OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE. THE EXECUTIVE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF RELIANCE UPON ANY SUCH WARRANTIES, OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS OR REMEDIES.

21.Sole Recourse. The Executive agrees that the Aircraft liability insurance carried by, or on behalf of, the Company shall provide the Executive’s sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by the Executive or his guests, including, without limitation, injury to or death of any persons, including, without limitation, guests, invitees or other parties which may result from or arise out of the use or operation of the Aircraft. The provisions of this Section 21 shall survive the termination or expiration of this Agreement.

22.Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each and all of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same instrument.

23.Entire Agreement. This Agreement constitutes the entire agreement of the parties as of the Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.

24.Truth In Leasing Statement.
WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91.
THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, EACH AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91.
THE COMPANY ACKNOWLEDGES (AND CERTIFIES BY ITS SIGNATURE BELOW) THAT WHEN IT OPERATES ANY AIRCRAFT ON BEHALF OF THE EXECUTIVE UNDER THIS AGREEMENT, THE COMPANY SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF, AND SHALL HAVE OPERATIONAL CONTROL OF, THE AIRCRAFT.
EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH IN THIS AGREEMENT FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE (FSDO).
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON EACH AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED AND IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
THE ADDRESS OF THE COMPANY IS: 101 West Prospect Avenue, Cleveland, Ohio 44115
25.    Truth In Leasing Compliance. The Company, on behalf of the Executive, shall take the steps set forth on Exhibit B.

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED AIRCRAFT TIME SHARING AGREEMENT as of the date and year first written above.

THE SHERWIN-WILLIAMS COMPANY

By:    /s/ Thomas P. Gilligan
Name: Thomas P. Gilligan
Title: Senior Vice President - Human Resources

/s/ John G. Morikis
JOHN G. MORIKIS, Individually

The undersigned hereby consents to the terms of this Agreement.

CONTRACT TRANSPORTATION SYSTEMS CO.

By:    /s/ Stephen J. Perisutti
Name: Stephen J. Perisutti
Title: Vice President and Assistant Secretary

EXHIBIT A

AIRCRAFT

Dassault Falcon 2000EX aircraft bearing MSN 73 and U.S. registration number N273SW

Dassault Falcon 2000EX aircraft bearing MSN 155 and U.S. registration number N274SW

Dassault Falcon 2000LXS aircraft bearing MSN 350 and U.S. registration number N279SW

EXHIBIT B

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING” REQUIREMENTS UNDER FAR SECTION 91.23

1.    Within 24 hours after execution of this Agreement, mail a copy of the executed document to the following address via certified mail, return receipt requested:

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.    At least 48 hours prior to the first flight of each Aircraft to be conducted under this Agreement, provide notice, of the departure airport and proposed time of departure of the first flight, by facsimile, to the responsible Flight Standards District Office.

3.    Carry a copy of this Agreement on board each Aircraft at all times.